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                                                                     Exhibit 1.1

                                Pricing Agreement

                                                                  April 22, 2003

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
North Tower, 15th Floor
New York, New York 10080

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

As Representatives of the several Underwriters named in
Schedule I hereto (the "Underwriters")

Ladies and Gentlemen:

     The Bank of New York Company, Inc., a New York corporation (the "Company"), and a statutory trust formed under the laws of the State of Delaware specified in Schedule II hereto (the "Designated Trust") propose, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions (August 2002) (the "Standard Provisions"), to issue and sell to the Underwriters the preferred securities of the Designated Trust (the "Designated Securities").

     Except as set forth in the next paragraph, each of the provisions of the Standard Provisions is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Standard Provisions so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined. The Representatives designated to act on behalf of themselves and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Standard Provisions and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

     For purposes of this Pricing Agreement, (i) Section 7(j) of the Standard Provisions is amended and restated as follows: "On or after the date of the Pricing Agreement relating to the Designated Securities, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iii) an outbreak or escalation of hostilities or the declaration by the

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United States of a national emergency or war or other calamity or crisis or change in financial, political or economic conditions in the United States or elsewhere having an adverse effect on the financial markets of the United States, if the effect of any such event specified in this clause (iii) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Designated Securities," (ii) the first paragraph of
Section 7(c) of the Standard Provisions is amended and restated as follows:
"Paul Immerman, Senior Counsel of The Bank of New York, or other counsel designated by the Company reasonably acceptable to the Representatives and specified in the applicable Pricing Agreement, shall have furnished to the Representatives such written opinion or opinions to the effect of paragraphs (1) through (6), inclusive, below, and, if the Designated Securities are Preferred Securities, Sullivan & Cromwell LLP, special counsel to the Company, or other counsel designated by the Company reasonably acceptable to the Representatives and specified in the applicable Pricing Agreement, shall have furnished to the Representatives such written opinion or opinions to the effect of paragraphs (2) through (4) below, and paragraphs 6(i), 6(ii), 6(iii) and 6(vi) below, in each case, dated each Time of Delivery for such Designated Securities, and in each case in form and substance satisfactory to the Representatives:", and (iii) all references to "Sullivan & Cromwell" in the Standard Provisions shall be changed to "Sullivan & Cromwell LLP."

     A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Standard Provisions incorporated herein by reference, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto. The Company agrees to pay the underwriting compensation set forth in Schedule II hereto to you, for the accounts of the several Underwriters, at the time and place set forth in such Schedule II.

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     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Standard Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and the Designated Trust. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                   Very truly yours,

                                   The Bank of New York Company, Inc.


                                   By: /s/ Bruce Van Saun
                                      ------------------------------------------
                                      Name: Bruce Van Saun
                                      Title: Senior Executive Vice President and
                                             Chief Financial Officer


                                   BNY Capital V


                                   By: The Bank of New York Company, Inc.,
                                       as Depositor


                                   By: /s/ Bruce Van Saun
                                      ------------------------------------------
                                      Name: Bruce Van Saun
                                      Title: Senior Executive Vice President and
                                             Chief Financial Officer

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Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Morgan Stanley & Co. Incorporated
As Representatives of the Underwriters
   named in Schedule I hereto

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated


By: /s/ Sabina Ceddia
   ---------------------------------------
   Name: Sabina Ceddia
   Title: Duly Authorized Attorney

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                                   SCHEDULE I
                             (TO PRICING AGREEMENT)

                                                                      Number of
                                                                      Designated
                                                                      Securities
                                                                        to be
                           Underwriter                                Purchased
-------------------------------------------------------------------   ----------
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated....................................................    2,169,650
Morgan Stanley & Co. Incorporated..................................    2,169,650
Citigroup Global Markets Inc.......................................    2,169,650
UBS Warburg LLC....................................................    2,169,650
Banc of America Securities LLC.....................................      583,800
BNY Capital Markets, Inc...........................................      583,800
Lehman Brothers Inc................................................      583,800
ABN AMRO Incorporated..............................................      140,000
BNP Paribas Securities Corp........................................      140,000
Bear, Stearns & Co. Inc............................................      140,000
CIBC World Markets Corp............................................      140,000
Credit Suisse First Boston LLC.....................................      140,000
A.G. Edwards & Sons, Inc...........................................      140,000
Fidelity Capital Markets, a division of National
   Financial Services LLC..........................................      140,000
Fox-Pitt, Kelton Inc...............................................      140,000
Goldman, Sachs & Co................................................      140,000
HSBC Securities (USA) Inc..........................................      140,000
J.J.B. Hilliard, W.L. Lyons, Inc...................................      140,000
ING Financial Markets LLC..........................................      140,000
Keefe, Bruyette & Woods, Inc.......................................      140,000
Legg Mason Wood Walker, Incorporated...............................      140,000
Morgan Keegan & Company, Inc.......................................      140,000
Pershing LLC.......................................................      140,000
Prudential Securities Incorporated.................................      140,000
Quick & Reilly, Inc................................................      140,000
RBC Dain Rauscher Inc..............................................      140,000
Raymond James & Associates, Inc....................................      140,000
Charles Schwab & Co., Inc..........................................      140,000
TD Waterhouse Investor Services, Inc...............................      140,000
U.S. Bancorp Piper Jaffray Inc.....................................      140,000
Advest, Inc........................................................       25,000
Robert W. Baird & Co. Incorporated.................................       25,000
Fahnestock & Co. Inc...............................................       25,000
Friedman, Billings, Ramsey & Co., Inc..............................       25,000
H&R Block Financial Advisors, Inc..................................       25,000
Janney Montgomery Scott LLC........................................       25,000
McDonald Investments Inc., a KeyCorp Company.......................       25,000
Mesirow Financial, Inc.............................................       25,000
Putnam Lovell NBF Securities Inc...................................       25,000
Muriel Siebert & Co., Inc..........................................       25,000
Southwest Securities, Inc..........................................       25,000
Stifel, Nicolaus & Company, Incorporated...........................       25,000
SunTrust Capital Markets, Inc......................................       25,000
Wells Fargo Investment Services, LLC...............................       25,000
                                                                       ---------

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                                                                      Number of
                                                                      Designated
                                                                      Securities
                                                                        to be
                           Underwriter                                Purchased
-------------------------------------------------------------------   ----------
                                                                      14,000,000
                                                                      ==========

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                                  SCHEDULE II
                             (TO PRICING AGREEMENT)

Designated Trust:

BNY Capital V

Title of Designated Securities:

5.95% Trust Preferred Securities, Series F (Liquidation Amount $25 per Trust Preferred Security)

Aggregate Liquidation Amount:

     $350,000,000

Number of Designated Securities:

     14,000,000

Initial Public Offering Price of Designated Securities:

     100% of the liquidation amount of the Designated Securities

Purchase Price to the Underwriters of Designated Securities:

     100% of the liquidation amount of the Designated Securities

Compensation of Underwriters:

$0.7875 per Designated Security ($11,025,000 in the aggregate)

Form of Designated Securities:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, registered in the name of Cede & Co., as the nominee of DTC, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC or such custodian.

Registration Statement:

Initial Registration Statement File Numbers: 333-103003, 333-103003-01, 333-103003-02, 333-103003-03 and 333-103003-04

Listing of Designated Securities:

     The Company and the Designated Trust have applied to list the Designated Securities on the New York Stock Exchange, and, if the Company elects to terminate the Designated Trust

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     and to distribute the Subordinated Debentures to the holders of the
     Designated Securities in liquidation of the Designated Trust, the Company and the Designated Trust shall each use its best efforts to list the Subordinated Debentures on the New York Stock Exchange, prior to such distribution

Trust Agreement:

     Amended and Restated Trust Agreement, dated as of April 30, 2003, among the Company, as depositor, the Trustees named therein and the Securityholders

Guarantee Agreement:

     Guarantee Agreement, dated as of April 30, 2003, between the Company, as guarantor, and the Guarantee Trustee named therein

Corresponding Junior Subordinated Debt Securities:

5.95% Junior Subordinated Deferrable Interest Debentures, Series F (the "Subordinated Debentures")

Expense Agreement:

Agreement as to Expenses and Liabilities, dated as of April 30, 2003, between the Company and the Designated Trust

Maturity of the Subordinated Debentures:

     May 1, 2033

Annual Dividend Rate for Designated Securities and Annual Interest Rate for the Subordinated Debentures:

     5.95%

Distribution Dates for Designated Securities and Interest Payment Dates for the Subordinated Debentures:

     February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2003

Redemption Provisions:

     The Designated Securities are subject to mandatory redemption in whole upon repayment of the Subordinated Debentures at their maturity or in whole or in part upon the redemption of the Subordinated Debentures as described below at a redemption price equal to 100% of the liquidation amount of the Designated Securities plus accumulated and unpaid distributions thereon to the date fixed for redemption

     The Subordinated Debentures are not redeemable prior to April 30, 2008 except, at the option of the Company, upon the occurrence of a Tax Event or a Capital Treatment Event (each as defined in the Prospectus)

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     Special Event Redemption: Within 90 days of the occurrence of a Tax Event or a Capital Treatment Event, the Subordinated Debentures are redeemable prior to maturity (in whole but not in part) at a redemption price equal to 100% of the principal amount of the Subordinated Debentures plus accrued and unpaid interest thereon to the date fixed for redemption

     Optional Redemption: On or after April 30, 2008, the Subordinated Debentures are redeemable prior to maturity (in whole or in part) at a redemption price equal to 100% of the principal amount of the Subordinated Debentures plus accrued and unpaid interest thereon to the date fixed for redemption

Time of Delivery:

10:00 a.m., New York City time, April 30, 2003

Closing Location:

     Sullivan & Cromwell LLP
     125 Broad Street
     New York, New York 10004

Account for Payment of Purchase Price by Underwriters:

     BNY Capital V
     Acct. No. 0000131784 at
     The Bank of New York
     ABA No. 021000018

Name and Address of Representatives:

     Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
     4 World Financial Center
     North Tower, 15th Floor
     New York, New York 10080

     Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036